AGREEMENT OF PURCHASE AND SALE
                   [The St. Marin Apartments, Coppell, Texas]

     This Agreement of Purchase and Sale ("Agreement") is made and entered into by and between Purchaser and Seller.

                                    RECITALS

          A. Defined terms are indicated by initial capital letters. Defined terms shall have the meaning set forth herein, whether or not such terms are used before or after the definitions are set forth.

          B. Purchaser desires to purchase the Property and Seller desires to sell the Property, all upon the terms and conditions set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual terms, provisions, covenants and agreements set forth herein, as well as the sums to be paid by Purchaser to Seller, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, Purchaser and Seller agree as follows:


                          ARTICLE 1 - Basic Information

     1.1 Certain Basic Terms. The following defined terms shall have the meanings set forth below:

          1.1.1  Seller:             WHCO Real Estate Limited Partnership, a
                                     Delaware limited partnership

          1.1.2  Purchaser:          Berkshire  Income  Realty - OP,  L.P.,  a
                                     Delaware limited partnership

          1.1.3  Purchase Price:     $26,250,000.00

          1.1.4  Earnest  Money:     $100,000.00  (the  "Initial  Earnest
                                     Money"), including interest thereon, to be deposited in accordance with Section 3.1 below, to be increased by $100,000.00 (the
                                     "Additional  Earnest Money") to
                                     $200,000.00, plus interest thereon,
                                     pursuant to Section 3.1.

          1.1.5  Title  Company:     Title  Network,  Ltd.
                                     4975 Preston Park Blvd., Suite 740
                                     Plano,  Texas 75093
                                     Attention:  Mr. Tim Crisp
                                     Telephone:  (469)241-0688
                                     Facsimile: (469) 241-0711

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          1.1.6  Escrow Agent:       Title Network, Ltd.
                                     4975 Preston Park Blvd., Suite 740
                                     Plano, Texas 75093
                                     Attention:  Mr. Tim Crisp
                                     Telephone:  (469) 241-0688
                                     Facsimile: (469) 241-0711

          1.1.7  Broker:             CB Richard Ellis

          1.1.8  Effective Date:     The date on which this Agreement is
                                     executed by the latter to sign of
                                     Purchaser or Seller, as indicated on the signature page of this Agreement.

          1.1.9  Title  Commitment
                 Delivery  Date:     The date which is one (1) day after the
                                     Effective Date.


          1.1.10 Survey
                 Delivery  Date:     The date which is one (1) day after the
                                     Effective Date.

          1.1.11 Title and Survey
                 Review  Period:     The period ending twenty (20)days after
                                     Purchaser's receipt of the later of the
                                     Title Commitment with all title exception documents referenced therein and the
                                     Survey, but in any event not later than the expiration of the Inspection
                                     Period.

          1.1.12 Inspection
                 Period:             The period ending on October 20, 2003.

          1.1.13 Environmental
                 Inspection  Period: The period beginning on the Effective  Date and ending on the earlier of (i)  fourteen
                                    (14) days after the Effective Date or (ii)
                                     the expiration of the Inspection Period.

          1.1.14 Closing Date:       October 31, 2003.



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     1.2 Closing Costs. Closing costs shall be allocated and paid as follows:


Cost                                                     Responsible Party

Title Commitment required to be delivered pursuant Seller to Section 5.1 and any inspection fee charged Seller by the Title Company, tax certificates, municipal and utility lien certificates, and any other Title Company charges

Premium for standard form Title Policy  required to      Seller
be delivered pursuant to Section 5.4

Premium for any upgrade of Title Policy for extended     Purchaser
or additional coverage and any endorsements desired by Purchaser

Costs of Survey                                          Seller

Cost of any revisions, modifications or recertifications Purchaser to the Survey

Costs for UCC Searches (if  requested by Purchaser)      Purchaser

Any deed taxes,  documentary stamps,  transfer taxes,    Seller
intangible taxes or other similar taxes, Seller fees or assessments

Any  escrow  fee  charged  by Escrow  Agent for  holding Purchaser1/2
the  Earnest  Money or conducting the Closing            Seller1/2

Real Estate Sales Commission to Broker                   Seller

Recording fees on account of title clearing documents    Seller

Recording fees, and any mortgage taxes, on account of Purchaser Purchaser's financing documents



     1.3 Notice Addresses:

               Purchaser:  Berkshire  Income  Realty - OP,  L.P.
                           c/o  Berkshire Realty Holdings L.P.
                           5720 LBJ Freeway,  Suite 480
                           Attention:  Mr.Eric Calub
                           Telephone:  (972) 450-0000
                           Facsimile:  (972) 991-4537
                           E-Mail:     eric.calub@Berkshire-group.com

               Copy  to:   The Berkshire Group
                           One Beacon Street
                           Boston, Massachusetts  02108
                           Attention:  Scott D. Spelfogel, Esquire
                           Telephone:  (617)  574-8385
                           Facsimile:  (617)  556-1408
                           E-Mail:     scott.spelfogel@Berkshire-group.com

               And  to:    Bingham McCutchen LLP
                           150 Federal Street
                           Boston, Massachusetts  02110
                           Attention:   Richard A. Toelke, Esquire
                           Telephone:  (617)951-8830
                           Facsimile:  (617)951-8736
                           E-Mail:     Richard.toelke@bingham.com

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               Seller:     WHCO Real Estate Limited Partnership
                           c/o Archon Group, L.P.
                           600 E. Las Colinas Boulevard, Suite 400
                           Irving, Texas  75039
                           Attention: Mr. Scott Ferguson
                           Telephone: (972) 368-2256
                           Facsimile: (972) 368-3597
                           E-Mail: scott.ferguson@archongroup.com

               Copy to:    Haynes and Boone, LLP
                           901 Main Street, Suite 3100
                           Dallas, Texas  75202
                           Attention:  David M. Shinnick, Esquire
                           Telephone: (214) 651-5029
                           Facsimile: (214) 200-0358
                           E-Mail: david.shinnick@haynesboone.com

     1.4 Index of Certain Additional Defined Terms:

Additional Property Information......................................Section 4.2
Asset Manager......................................................Section 12.18
Asset Manager's Employee.............................................Section 9.3
Assignment......................................................Subsection 7.3.2
Casualty Notice......................................................Section 6.2
CERCLA..............................................................Section 11.3
Closing..............................................................Section 7.1
Deed............................................................Subsection 7.3.1
Designated Representative(s).......................................Section 12.18
Due Diligence Termination Notice.....................................Section 4.4
Environmental Termination Notice.....................................Section 4.4
ERISA...........................................................Subsection 7.4.2
Hazardous Materials.................................................Section 11.4
Improvements....................................................Subsection 2.1.1
Independent Consideration............................................Section 3.2
Intangible Personal Property....................................Subsection 2.1.4
Land............................................................Subsection 2.1.1
Lease Files.....................................................Subsection 4.2.1
Leases..........................................................Subsection 2.1.2
License Agreements..............................................Subsection 2.1.5
Material Damage.................................................Subsection 6.2.1
Operating Statements............................................Subsection 4.1.2
Permitted Exceptions.................................................Section 5.3
Permitted Outside Parties............................................Section 4.7
Property.............................................................Section 2.1
Property Documents...................................................Section 4.5
Property Information.................................................Section 4.1
Real Property...................................................Subsection 2.1.1
Rent Roll.......................................................Subsection 4.1.1
Reports..............................................................Section 4.5

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Service Contracts...............................................Subsection 2.1.4
Survey...............................................................Section 5.2
Survival Period......................................................Section 9.3
Tangible Personal Property......................................Subsection 2.1.3
Taxes................................................................Section 8.1
Tenant Receivables...................................................Section 8.1
Title Commitment.....................................................Section 5.1
Title Policy.........................................................Section 5.4
Unknown Violation of Environmental Law...............................Section 4.4


                              ARTICLE 2 - Property

     2.1 Subject to the terms and conditions of this Agreement, Seller agrees to sell to Purchaser, and Purchaser agrees to purchase from Seller, the following property (collectively, the "Property"):

               2.1.1 Real Property. The land described in Exhibit A attached hereto (the "Land"), together with (i) all buildings, structures, fixtures and other improvements located thereon collectively, ("Improvements"), (ii) all and singular the rights, benefits, privileges, easements, tenements, hereditaments, and appurtenances thereon or in anywise appertaining thereto, and (iii) without warranty (except special warranty of title), all right, title, and interest of Seller, if any, in and to all strips and gores and any land lying in the bed of any street, road or alley, open or proposed, adjoining such Land (collectively, the "Real Property").

               2.1.2 Leases. All of Seller's right, title and interest, without warranty (except special warranty of title), in all leases of the Real Property, including leases which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the "Leases").

               2.1.3 Tangible Personal Property. All of Seller's right, title and interest, without warranty (except special warranty of title), in the equipment, machinery, furniture, furnishings, supplies and other tangible personal property, if any, owned by Seller and now or hereafter located in and used in connection with the operation, ownership or management of the Real Property, and generally described on Schedule 2.1.3, but specifically excluding any items of personal property owned by tenants at or on the Real Property and further excluding any items of personal property owned by third parties and leased to Seller (collectively, the "Tangible Personal Property").

               2.1.4 Intangible Personal Property. All of Seller's right, title and interest, if any, without warranty, in all intangible personal property related to the Real Property and the Improvements, including, without limitation: all trade names and trade marks, domain names and web sites associated with the Real Property and the Improvements, including Seller's rights and interests, if any, in the name of the Real Property; the plans and specifications and other architectural and engineering drawings for the Improvements, if any (to the extent assignable without cost to Seller); contract rights related to the operation, ownership or management of the Real Property, including maintenance, service, construction, supply and equipment rental contracts, if any, but not including Leases or License Agreements (collectively, the "Service Contracts") (but only to the extent assignable without cost to Seller and Seller's obligations thereunder are expressly assumed by Purchaser pursuant to this Agreement); warranties (to the extent assignable without cost to Seller); governmental permits, approvals and licenses, if any (to the extent assignable without cost to Seller); and telephone exchange numbers (to the extent assignable

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          without cost to Seller) (all of the items described in this Subsection
          2.1.4 collectively referred to as the "Intangible Personal Property").

               2.1.5 License Agreements. All of Seller's right, title and interest, without warranty (except special warranty of title), in and to all agreements (other than Leases), if any, for the leasing or licensing of rooftop space or equipment, telecommunications equipment, cable access and other space, equipment and facilities (including, without limitation, agreements with laundry service providers) that are located on or within the Real Property and generate income to Seller as the owner of the Real Property, including agreements which may be made by Seller after the Effective Date and prior to Closing as permitted by this Agreement (the "License Agreements"). Anything in this Agreement to the contrary notwithstanding, Purchaser shall assume the obligations of the "lessor" or "licensor" under all License Agreements, some or all of which may be non-cancelable.


                            ARTICLE 3 - Earnest Money

     3.1 Deposit and Investment of Earnest Money. Within three (3) business days after the Effective Date, Purchaser shall deposit the Initial Earnest Money with Escrow Agent. $25,000.00 of the Initial Earnest Money (the "Non-Refundable Earnest Money"), including interest thereon shall immediately be deemed earned by Seller and become NON-REFUNDABLE to Purchaser in all events other than as expressly set forth in this Agreement, including without limitation, the following: (i) a default by Seller and failure to close under Section 10.2 when Purchaser is not in default hereunder, (ii) termination of this Agreement due to a condemnation in accordance with Section 6.3, (iii) termination of this Agreement by Purchaser pursuant to Sections 5.4 or 6.2.1, (iv) termination of this Agreement by either party due to the failure of any one of the conditions set forth in Sections 7.2.1, 7.2.2, 7.2.3 or 7.2.4 provided said failure is not the result of Purchaser's default hereunder, or (v) termination of this Agreement by Purchaser due to an Unknown Violation of Environmental Law as described in Section 4.4. If upon the expiration of the Inspection Period, this Agreement is still in force and effect, Purchaser shall, no later than one (1) business day after the expiration of the Inspection Period, deposit the Additional Earnest Money as specified in Subsection 1.1.4 above, with Escrow Agent. Immediately upon receipt Escrow Agent shall invest the Earnest Money in government insured interest-bearing accounts satisfactory to Seller and Purchaser, shall not commingle the Earnest Money with any funds of Escrow Agent or others, and shall promptly provide Purchaser and Seller with confirmation of the investments made. Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to such account.

     3.2 Independent Consideration. Simultaneously with the delivery of the Initial Earnest Money to Escrow Agent by Purchaser, Purchaser shall pay to Seller One Hundred and No/100 Dollars ($100.00) as independent consideration for Seller's performance under this Agreement ("Independent Consideration"), which shall be retained by Seller in all instances, and shall not be applied against the Purchase Price.

     3.3 Form; Failure to Deposit. The Earnest Money and the Independent Consideration shall be in the form of a certified or cashier's check or the wire transfer to Escrow Agent of immediately available U.S. federal funds. If Purchaser fails to timely deposit any portion of the Earnest Money or the Independent Consideration within the time periods required, and such failure continues for one (1) additional business day after notice from Seller to Purchaser, Seller may terminate this Agreement by written notice to Purchaser, in which event any Earnest Money that has previously been deposited by Purchaser with Escrow Agent shall be delivered to Seller and thereafter the parties hereto shall have no

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further  rights or  obligations  hereunder,  except for  rights and  obligations which, by their terms, survive the termination hereof.

     3.4 Disposition of Earnest Money. The Earnest Money shall be applied as a credit to the Purchase Price at Closing. However, (i) if Purchaser elects to terminate this Agreement prior to the expiration of the Environmental Inspection Period because of an Unknown Violation of Environmental Law as described in
Section 4.4, Escrow Agent shall pay the entire Earnest Money, including the Non-Refundable Earnest Money, to Purchaser one (1) business day following receipt of the Environmental Termination Notice from Purchaser (as long as the current investment can be liquidated and disbursed in one (1) business day); and
(ii) if Purchaser elects to terminate this Agreement prior to the expiration of the Inspection Period pursuant to Section 4.4 for any reason other than an Unknown Violation of Environmental Law, Escrow Agent shall pay the Earnest Money less the Non-Refundable Earnest Money to Purchaser one (1) business day following receipt of the Due Diligence Termination Notice from Purchaser (as long as the current investment can be liquidated and disbursed in one (1) business day). No notice to Escrow Agent from Seller shall be required for the release of the applicable Earnest Money to Purchaser by Escrow Agent if Purchaser terminates this Agreement pursuant to Section 4.4. In the event of a termination of this Agreement by either Seller or Purchaser for any reason other than pursuant to Section 4.4, Escrow Agent is authorized to deliver the applicable Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the tenth (10th) business day following receipt by Escrow Agent and the non-terminating party of written notice of such termination from the terminating party, unless the other party hereto notifies Escrow Agent that it disputes the right of the other party to receive the applicable Earnest Money. In such event, Escrow Agent may interplead the Earnest Money into a court of competent jurisdiction in the county in which the Earnest Money has been deposited. All attorneys' fees and costs and Escrow Agent's costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money, or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution.


                            ARTICLE 4 - Due Diligence

     4.1 Due Diligence Materials To Be Delivered. To the extent such items are in Seller's possession and not previously delivered to Purchaser, Seller shall deliver to Purchaser the following (the "Property Information") on or before the Effective Date.

               4.1.1 Rent Roll. A current rent roll ("Rent Roll") for the Property;

               4.1.2 Financial Information. Copy of operating statements and a summary of capital expenditures pertaining to the Property from the commencement of Seller's ownership and operation of the Property ("Operating Statements");

               4.1.3 Lease Form. Copy of Seller's current standard lease form;

               4.1.4   Environmental  and  Structural   Reports.   Copy  of  any
          environmental reports, site assessments, structural reports, soil reports and other property condition reports related to the Property.

               4.1.5 Tax Statements. Copy of ad valorem tax statements related to the Property for the last three (3) tax periods;

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               4.1.6  Title and  Survey.  Copy of Seller's  most  current  title insurance policy, and survey of the Property;

               4.1.7 Service Contracts. A list, together with copies, of Service Contracts;

               4.1.8 Warranties. A list of the Warranties;

               4.1.9 Personal Property. A list of Tangible Personal Property;

               4.1.10 License Agreements. A list, together with copies of any License Agreements;

               4.1.11 Governmental Notices. A list, together with copies of any written notices from any governmental authority or quasi-governmental authority (including any applicable Valley Ranch association) of any material violation of any laws or restrictions applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected; and

               4.1.12 Litigation. A list of any litigation pending against Seller relating to the Property.

     4.2 Due Diligence Materials To Be Made Available. To the extent such items are in Seller's possession, Seller shall make available to Purchaser for Purchaser's review, at Seller's option at either the offices of Seller's Asset Manager or property manager or at the Property, the following items and information (the "Additional Property Information") and Purchaser at its expense shall have the right to make copies of same.

               4.2.1 Lease Files. The lease files for all tenants, including the Leases, amendments, guaranties, any letter agreements and assignments which are then in effect and any correspondence or default files ("Lease Files");

               4.2.2 Maintenance Records. Maintenance work orders relating to the Property for the twelve (12) months preceding the Effective Date;

               4.2.3 Plans and Specifications. Building plans and specifications relating to the Property; and

               4.2.4 Licenses, Permits and Certificates of Occupancy. Licenses, permits and certificates of occupancy relating to the Property.

     4.3 Physical Due Diligence. Commencing on the Effective Date and continuing until the Closing, Purchaser shall have reasonable access to the Property at all reasonable times during normal business hours, upon appropriate notice to tenants as permitted or required under the Leases, for the purpose of conducting reasonably necessary tests, including surveys and architectural, engineering, geotechnical and environmental inspections and tests, provided that (i) Purchaser must give Seller twenty-four (24) hours' prior telephone or written notice of any such inspection or test, and with respect to any intrusive inspection or test (i.e., core sampling) must obtain Seller's prior written consent, which consent shall not be unreasonably withheld, (ii) prior to performing any inspection or test, Purchaser must deliver a certificate of insurance to Seller evidencing that Purchaser and its contractors, agents and representatives have in place reasonable amounts of comprehensive general liability insurance and workers compensation insurance for its activities on the Property in terms and amounts reasonably satisfactory to Seller covering any accident arising in connection with the presence of Purchaser, its

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contractors,  agents and representatives on the Property,  which insurance shall name Seller and Asset Manager as additional insureds thereunder, and (iii) all such tests shall be conducted by Purchaser in compliance with Purchaser's responsibilities set forth in Section 4.10 below. Purchaser shall bear the cost of all such inspections or tests and shall be responsible for and act as the generator with respect to any wastes generated by those tests. Subject to the provisions of Section 4.7 hereof, Purchaser or Purchaser's representatives may meet with any tenant; provided, however, Purchaser must contact Seller at least forty-eight (48) hours in advance by telephone or fax to inform Seller of Purchaser's intended meeting and to allow Seller the opportunity to attend such meeting if Seller desires. Subject to the provisions of Section 4.7 hereof,
Purchaser  or  Purchaser's   representatives  may  meet  with  any  governmental
authority for any good faith, reasonable purpose in connection with the transaction contemplated by this Agreement; provided, however, Purchaser must contact Seller at least forty-eight (48) hours in advance by telephone or fax to
inform  Seller  of  Purchaser's   intended  meeting  and  to  allow  Seller  the
opportunity to attend such meeting if Seller desires.

     4.4 Due Diligence/Environmental/Termination Right. Purchaser shall have through the last day of the Inspection Period in which to (i) examine, inspect, and investigate the Property Information and the Additional Property Information (collectively, the "Property Documents") and the Property and, in Purchaser's sole and absolute judgment and discretion, determine whether the Property is acceptable to Purchaser, (ii) obtain all necessary internal approvals, and (iii) satisfy all other contingencies of Purchaser. Notwithstanding anything to the contrary in this Agreement, Purchaser may terminate this Agreement for any reason or no reason by giving written notice of termination to Seller and Escrow Agent (the "Due Diligence Termination Notice") on or before the last day of the Inspection Period. In addition, without limiting the generality of the foregoing, Purchaser shall have through the last day of the Environmental Inspection Period to complete any environmental inspections and tests permitted by this Agreement and, based on such inspections and tests, to determine whether or not the environmental condition of the Real Property is suitable to Purchaser. If an environmental inspection or test conducted by or for Purchaser reveals any environmental contamination on or under the Real Property that is in violation of a current environmental law and not disclosed by any environmental report(s) set forth on Exhibit J provided to Purchaser by Seller as part of the Property Documents (an "Unknown Violation of Environmental Law"), then Purchaser may, at its option, terminate this Agreement by giving written notice of termination to Seller and Escrow Agent (the "Environmental Termination Notice") on or before the last day of the Environmental Inspection Period. If Purchaser does not give a Due Diligence Termination Notice or an Environmental Termination Notice, this Agreement shall continue in full force and effect, Purchaser shall be deemed to have waived its right to terminate this Agreement pursuant to this
Section 4.4, and Purchaser shall be deemed to have acknowledged that it has received or had access to all Property Documents and conducted all inspections and tests of the Property that it considers important.

     4.5 Return of Documents and Reports. If this Agreement terminates for any reason other than Seller's default hereunder, Purchaser shall promptly return and/or deliver to Seller all Property Documents and copies thereof. Additionally, if this Agreement terminates for any reason other than Seller's default, then Purchaser must deliver to Seller copies of all third party reports, investigations and studies, other than economic analyses (collectively, the "Reports" and, individually, a "Report") prepared for Purchaser in connection with its due diligence review of the Property. The Reports shall be delivered to Seller without any representation or warranty as to the completeness or accuracy of the Reports or any other matter relating thereto, and Seller shall have no right to rely on any Report without the written consent of the party preparing same. Purchaser's obligation to deliver the Property Documents and the Reports to Seller shall survive the termination of this Agreement.

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     4.6  Service  Contracts.  On or prior  to the  last  day of the  Inspection
Period, Purchaser will advise Seller in writing of which Service Contracts it will assume and for which Service Contracts Purchaser requests that Seller deliver written termination at or prior to Closing, provided Seller shall have no obligation to terminate, and Purchaser shall be obligated to assume, any Service Contracts which by their terms cannot be terminated without penalty or payment of a fee. Seller shall deliver at Closing notices of termination of all Service Contracts that are not so assumed. Purchaser must assume the obligations arising from and after the Closing Date under those Service Contracts (i) that Purchaser has agreed to assume, or that Purchaser is obligated to assume pursuant to this Section 4.6, and (ii) for which a termination notice is delivered as of or prior to Closing but for which termination is not effective until after Closing.

     4.7 Proprietary Information; Confidentiality. Purchaser acknowledges that the Property Documents are proprietary and confidential and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Purchaser shall not use the Property Documents for any purpose other than as set forth in either the preceding or succeeding sentences. Purchaser shall not disclose the contents to any person other than to its agents, employees, representatives, attorneys, investors, lenders, potential lenders and other persons who are directly involved in the due diligence, acquisition and financing of the Property and who have agreed to preserve the confidentiality of such information as required hereby (collectively, "Permitted Outside Parties"); provided, however, Purchaser shall disclose only such information to a particular Permitted Outside Party as is reasonably necessary for that Permitted Outside Party to perform its role in assisting Purchaser to determine the feasibility of its acquisition of the Property, and nothing more. At any time and from time to time, within two (2) business days after Seller's request, Purchaser shall deliver to Seller a list of all parties to whom Purchaser has provided any Property Documents or any information taken from the Property Documents. Purchaser shall not divulge the contents of the Property Documents and other information except in strict accordance with the confidentiality standards set forth in this Section 4.7. In permitting Purchaser to review the Property Documents or any other information, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created.

     4.8 No Representation or Warranty by Seller. Purchaser acknowledges that, except as expressly set forth in this Agreement, neither Seller nor Asset Manager has made nor makes any warranty or representation regarding the truth, accuracy or completeness of the Property Documents or the source(s) thereof. Purchaser further acknowledges that some if not all of the Property Documents were prepared by third parties other than Seller and Asset Manager. Except as expressly set forth in this Agreement, Seller and Asset Manager expressly disclaim any and all liability for representations or warranties, express or implied, statements of fact and other matters contained in such information, or for omissions from the Property Documents, or in any other written or oral communications transmitted or made available to Purchaser. Except as expressly set forth in this Agreement, Purchaser shall rely solely upon its own investigation with respect to the Property, including, without limitation, the Property's physical, environmental or economic condition, compliance or lack of compliance with any ordinance, order, permit or regulation or any other attribute or matter relating thereto. Seller and Asset Manager have not undertaken any independent investigation as to the truth, accuracy or completeness of the Property Documents and are providing the Property Documents solely as an accommodation to Purchaser.

     4.9 Purchaser's Responsibilities. In conducting any inspections, investigations or tests of the Property and/or Property Documents, Purchaser and its agents and representatives shall: (i) not materially or unreasonably disturb the tenants or interfere with their use of the Property pursuant to their respective Leases; (ii) not materially or unreasonably interfere with the operation and maintenance of the

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Property;  (iii) not damage any part of the  Property or any  personal  property owned or held by any tenant or any third party; (iv) not injure or otherwise cause bodily harm to Seller, Asset Manager, or their respective agents, guests, invitees, contractors and employees or any tenants or their guests or invitees;
(v) comply with all applicable laws; (vi) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder; (viii) promptly repair any damage to the Real Property resulting directly or indirectly from any such inspection or tests; and (ix) not reveal or disclose prior to Closing any information obtained during the Inspection Period concerning the Property and the Property Documents to anyone other than the Permitted Outside Parties, in accordance with the confidentiality standards set forth in Section 4.7 above, or except as may be otherwise required by law.

     4.10 Purchaser's Agreement to Indemnify. Purchaser indemnifies and holds Seller and Asset Manager harmless from and against any and all liens, claims, causes of action, damages, liabilities and expenses (including reasonable attorneys' fees) caused by Purchaser's inspections or tests permitted under this Agreement or any violation of the provisions of Sections 4.3, 4.7 and 4.9; provided, however, the indemnity shall not extend to protect Seller from any pre-existing liabilities for matters merely discovered by Purchaser (i.e., latent environmental contamination) so long as Purchaser's actions do not aggravate any pre-existing liability of Seller. Purchaser's obligations under this Section 4.10 shall survive the termination of this Agreement and shall survive the Closing.

                          ARTICLE 5 - Title and Survey

     5.1 Title Commitment. Seller shall cause to be prepared and delivered to Purchaser on or before the Title Commitment Delivery Date: (i) a current commitment for title insurance or preliminary title report (the "Title Commitment") issued by the Title Company, in the amount of the Purchase Price and on a Texas standard form commitment, with Purchaser as the proposed insured, and (ii) copies of all documents of record referred to in the Title Commitment as exceptions to title to the Property.

     5.2 Survey. Seller shall deliver or cause to be delivered to Purchaser on or before the Survey Delivery Date a current, updated ALTA/ACSM survey of the Property (the "Survey"). Purchaser may elect to modify, or re-certify the Survey to satisfy Purchaser's lender's requirements or to otherwise satisfy Purchaser's objectives.

     5.3 Title Review. During the Title and Survey Review Period, Purchaser shall review title to the Property as disclosed by the Title Commitment and the Survey. Seller shall have no obligation to cure title objections except monetary liens of an ascertainable amount created by, under or through Seller, which liens Seller shall cause to be released at or prior to Closing (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), and Seller shall deliver the Property free and clear of any such monetary liens; provided, however, if a judgment lien, lis pendens, mechanic's lien or lien claim, or other encumbrance is filed against the Property without Seller's consent, then, at Seller's option, Seller shall have a reasonable period of time, not to exceed thirty (30) days from the date Seller first has actual knowledge of the filing, within which to dispute and/or "bond around" said lien or lien claim in accordance with applicable law and otherwise in a manner sufficient for the Title Company to issue the Title Policy without exception to said lien or lien claim, and in the event Seller elects to dispute and "bond around" said lien or lien claim, then the Closing shall be extended, if necessary, up to said thirty (30) day period. Seller further agrees to remove any exceptions or encumbrances to title which are voluntarily created by, under or through Seller after the Effective Date without Purchaser's consent (if requested, such consent shall not be unreasonably withheld or delayed). The term "Permitted Exceptions" shall mean: the specific exceptions in the Title Commitment, as of the effective date of the Title

Commitment, that the Title Company has not agreed to remove from the Title Commitment as of the end of the Title and Survey Review Period (except to the extent the same are to be modified pursuant to the terms hereof) and that Seller is not required to remove as provided above; matters created by, through or under Purchaser; items shown on the Survey as of the date of the Survey which have not been removed as of the end of the Inspection Period; real estate taxes not yet due and payable; rights of tenants, as tenants only, under the Leases; rights of tenants or licensees under License Agreements; and any licensees under any Service Contracts not terminated as of Closing.

     5.4 Delivery of Title Policy at Closing. In the event that the Title Company does not issue at Closing, or unconditionally commit at Closing to issue, to Purchaser, an owner's title policy in accordance with the Title Commitment, insuring Purchaser's title to the Property in the amount of the Purchase Price, subject only to the Permitted Exceptions (the "Title Policy"), Purchaser shall have the right to terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement.


                     ARTICLE 6 - Operations and Risk of Loss

     6.1 Ongoing Operations. From the Effective Date through Closing:

               6.1.1 Leases, Service Contracts and License Agreements. Seller will perform its material obligations under the Leases, Service Contracts and License Agreements.

               6.1.2 New Contracts. Except as provided in Subsection 6.1.4, Seller will not enter into or amend or modify any contract or license agreement that will be an obligation affecting the Property subsequent to the Closing, except contracts entered into in the ordinary course of business that are terminable without cause and without the payment of any termination penalty on not more than thirty (30) days' prior notice.

               6.1.3 Maintenance of Improvements; Removal of Personal Property. Subject to Sections 6.2 and 6.3, Seller shall maintain all Improvements substantially in their present condition (ordinary wear and tear and casualty excepted) and in a manner consistent with Seller's maintenance of the Improvements during Seller's period of ownership. Seller will not remove any Tangible Personal Property except as may be required for necessary repair or replacement, and replacement shall be of approximately equal quality and quantity as the removed item of Tangible Personal Property.

               6.1.4 Insurance. Seller shall keep the Property insured under its current policy, or substantially similar policy, against fire and other hazards on a full replacement cost basis covered by extended coverage endorsement and commercial general liability insurance against claims for bodily injury, death and property damage, occurring in, on or about the Property.

               6.1.5 Access. Seller shall allow Purchaser or Purchaser's representatives access to the Property, the Leases and other documents required to be delivered under this Agreement and such other documentation Purchaser deems reasonably necessary for its intended use and operation of the Property, upon reasonable prior notice at reasonable times during normal business hours; provided Purchaser agrees that the original leases and all other original documents shall remain on-site at the Property.

               6.1.6 Listing and Other Offers. Seller will not enter into any contracts or agreements (whether binding or not) regarding any disposition of the Property or authorize the Broker or any other party to do so on its behalf.

               6.1.7 Ongoing Operations. During the pendency of the Agreement, Seller shall carry on its business and activities relating to the Property, including leasing, maintenance and repair work of the Property, and replacement of carpet and air-conditioning units located at the Property, substantially in the same manner as it did for the one (1) year period preceding the Effective Date. Without limiting the generality of the foregoing, Seller shall not lease any apartment to a tenant with a "Saferent" score of less than 300.

               6.1.8 Leasing. Seller will continue to lease apartment units in the Improvements in the ordinary course of business, provided, however, Seller shall not, without Purchaser's prior written consent,
          (a) enter into any new lease for an apartment unit with a first-time tenant unless (i) the lease is on Seller's standard form, (ii) the lease is for a period of no more than thirteen (13) months, and (iii) the rent is not less than the then current fair market rent for such unit less any concessions consistent with Seller's specials during the three (3) months prior to the Effective Date; or (b) renew or extend any Lease for an apartment unit with an existing tenant unless (i) the lease is on Seller's standard form, (ii) the lease is for a period of not more than thirteen (13) months, and (iii) the rent for the amended, renewal or extension term is not less than the lesser of (x) the then current fair market rent for such unit less any concessions consistent with Seller's specials during the three (3) months prior to the Effective Date or (y) the current rent under the applicable Lease; or (c) terminate any Lease except by reason of a default by the tenant thereunder.

               6.1.9 Rent Ready. Seller shall place any apartments that are vacant as of the Effective Date or which become vacant five (5) or more business days prior to the Closing Date in a rent ready condition such that they are available for immediate occupancy at Closing. For purposes hereof, "rent ready condition" shall be the condition in which Seller has placed vacant apartments during its normal course of business of operating the Property, including, without limitation, operable kitchen appliances and, if necessary, fresh paint and new carpet. If Seller fails to have any such vacant apartments in rent ready condition, then Purchaser shall receive a credit at Closing on account thereof in the amount of $500.00 per vacant apartment unit.

     6.2 Damage. If prior to Closing the Property is damaged, Seller shall estimate the cost to repair and the time required to complete repairs and will provide Purchaser written notice of Seller's estimation (the "Casualty Notice") as soon as reasonably possible after the occurrence of the casualty.

               6.2.1 Material. In the event of any Material Damage to or destruction of the Property or any portion thereof prior to Closing, Purchaser may, at its option, terminate this Agreement by delivering written notice to Seller on or before the expiration of thirty (30) days after the date Seller delivers the Casualty Notice to Purchaser (and if necessary, the Closing Date shall be extended to give the parties the full thirty (30) day period to make such election and to obtain insurance settlement agreements with Seller's insurers). Upon any such termination, the Earnest Money shall be returned to Purchaser and the parties hereto shall have no further rights or obligations hereunder, other than those that by their terms survive the termination of this Agreement. If Purchaser does not so terminate this Agreement within said thirty (30) day period, then the parties shall proceed under this Agreement and close on schedule (subject to extension of Closing as provided above), and as of Closing Seller shall assign to Purchaser, without representation or warranty by or recourse against Seller, all of Seller's rights in and to any resulting insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing

          Date) due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies. For the purposes of this Agreement, "Material Damage" and "Materially Damaged" means damage which, in Seller's reasonable estimation, exceeds $500,000.00 to repair or which, in Seller's reasonable estimation, will take longer than ninety
          (90) days to repair.

               6.2.2 Not Material. If the Property is not Materially Damaged, then Purchaser shall not have the right to terminate this Agreement, and Seller shall, at its option, either (i) repair the damage before the Closing in a manner reasonably satisfactory to Purchaser, (ii) assign to Purchaser all of Seller's rights in and to any resulting insurance proceeds (including any rent loss insurance applicable to any period on and after the Closing Date) due Seller as a result of such damage or destruction and Purchaser shall assume full responsibility for all needed repairs, and Purchaser shall receive a credit at Closing for any deductible amount under such insurance policies, or (iii) credit Purchaser at Closing for the reasonable cost to complete the repair if such amount is less than the deductible amount under Seller's insurance policies.

     6.3 Condemnation. If proceedings in eminent domain are instituted with respect to the Property or any portion thereof, Purchaser may, at its option, by written notice to Seller given within ten (10) days after Seller notifies Purchaser of such proceedings (and if necessary the Closing Date shall be automatically extended to give Purchaser the full ten (10) day period to make such election), either: (i) terminate this Agreement, in which case the Earnest Money shall be immediately returned to Purchaser and the parties hereto shall have no further rights or obligations, other than those that by their terms survive the termination of this Agreement, or (ii) proceed under this Agreement, in which event Seller shall, at the Closing, assign to Purchaser its entire right, title and interest in and to any condemnation award, and Purchaser shall have the sole right after the Closing to negotiate and otherwise deal with the condemning authority in respect of such matter. If Purchaser does not give Seller written notice of its election within the time required above, then Purchaser shall be deemed to have elected option (i) above.


                               ARTICLE 7 - Closing

     7.1 Closing. The consummation of the transaction contemplated herein ("Closing") shall occur on the Closing Date at the offices of Escrow Agent (or such other location as may be mutually agreed upon by Seller and Purchaser). Funds shall be deposited into and held by Escrow Agent in a closing escrow account with a bank satisfactory to Purchaser and Seller. Upon satisfaction or completion of all closing conditions and deliveries, the parties shall direct Escrow Agent to immediately record and deliver the closing documents to the appropriate parties and make disbursements according to the closing statements executed by Seller and Purchaser.

     7.2 Conditions to Parties' Obligation to Close. In addition to all other conditions set forth herein, the obligation of Seller, on the one hand, and Purchaser, on the other hand, to consummate the transactions contemplated hereunder are conditioned upon the following:

               7.2.1 Representations, Covenants and Warranties. The other party's representations, covenants, and warranties contained herein, including without limitation those in Section 6.1, shall be true and correct in all material respects as of the Effective Date and the Closing Date;

               7.2.2 Deliveries. As of the Closing Date, the other party shall have tendered all deliveries to be made at Closing; and

               7.2.3 Actions, Suits, etc. There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the other party that would materially and adversely affect the operation or value of the Property or the other party's ability to perform its obligations under this Agreement.

               7.2.4 Estoppel /Certificate of Compliance. On or before the Closing Date, Purchaser shall have received (i) a certificate signed by an officer of the Valley Ranch Commercial Association, as defined in that certain Declaration of Covenants, Conditions and Restrictions for the Commercial Area of the Valley Ranch recorded in Volume 83196, Page 801 of the Deed Records of Dallas County (as amended, the "Commercial Declaration"), stating that (a) all assessments applicable to the Property pursuant to the Commercial Declaration for the period prior to the Closing Date have been paid, (b) there are no defaults of Seller under the Commercial Declaration, and (c) the use of the Real Property as a residential apartment building is permitted under the Commercial Declaration; (ii) a certificate signed by an officer of the Master Association, as defined in that certain Master Declaration of Covenants, Conditions and Restrictions for the Valley Ranch recorded in Volume 83196, Page 748 of the Deed Records of Dallas County (the "Master Declaration"), stating that (a) all assessments applicable to the Property pursuant to the Master Declaration for the period prior to the Closing Date have been paid, and (b) there are no defaults of Seller under the Master Declaration; and (iii) a Certificate of Compliance, as defined in the Master Declaration signed by the Architectural Review Committee, as defined in the Master Declaration.

          So long as a party is not in default hereunder, if any condition to such party's obligation to proceed with the Closing hereunder has not been satisfied as of the Closing Date (or such earlier date as is provided herein), such party may, in its sole discretion, terminate this Agreement by delivering written notice to the other party on or before the Closing Date (or such earlier date as is provided herein), or elect to close (or to permit any such earlier termination deadline to pass) notwithstanding the non-satisfaction of such condition, in which event such party shall be deemed to have waived any such condition. In the event such party elects to close (or to permit any such earlier termination deadline to pass), notwithstanding the non-satisfaction of such condition, said party shall be deemed to have waived said condition, and there shall be no liability on the part of any other party hereto for breaches of representations and warranties of which the party electing to close had knowledge at the Closing.

     7.3 Seller's Deliveries in Escrow. As of or prior to the Closing Date, Seller shall deliver in escrow to Escrow Agent the following:

               7.3.1 Deed. A special warranty deed, in form attached hereto as Exhibit F, and including a list of Permitted Exceptions to which the conveyance shall be subject, executed and acknowledged by Seller, conveying to Purchaser Seller's interest in the Real Property (the "Deed");

               7.3.2 Bill of Sale, Assignment and Assumption. A Bill of Sale, Assignment and Assumption of Leases and Contracts in the form of
          Exhibit B attached hereto (the "Assignment"), executed and acknowledged by Seller, vesting in Purchaser, without warranty, Seller's right, title and interest in and to the property described therein free of any claims, except for the Permitted Exceptions to the extent applicable;

               7.3.3 Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Seller by applicable state and local law in connection with the conveyance of the Real Property;

               7.3.4 FIRPTA. A Foreign Investment in Real Property Tax Act affidavit executed by Seller;

               7.3.5 Authority. Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the underwriter for the Title Policy; and

               7.3.6 Additional Documents. Any additional documents that Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Seller or result in any new or additional obligation, covenant, representation or warranty of Seller under this Agreement beyond those expressly set forth in this Agreement).

               7.3.7 Certificate of Representations and Warranties. A certificate, dated as of the Closing and executed on behalf of Seller by a duly authorized officer thereof, stating that the representations and warranties of Seller as set forth in Section 9.1 hereof remain true and correct in all material respects as of Closing (with appropriate modifications of those representations and warranties made in Section 9.1 hereof to reflect any changes therein not known by Seller as of the date of Seller's execution hereof) or identifying any representation or warranty which is not, or no longer is, true and correct and explaining the state of facts giving rise to the change (which certificate shall be subject to all provisions of Article 9, including, without limitation, the limitations on knowledge, liability and duration in Section 9.3);

               7.3.8 Owner's Affidavit. An affidavit or indemnity as to parties in possession and debts and liens in a form reasonably required by the Title Company to modify the so-called "parties in possession" exception to list only those tenants under Leases as shown on the Rent Roll as of the Closing and to delete any exceptions relating to mechanics liens or similar liens;

               7.3.9 Evidence of Termination of Service Contracts. Written evidence that Seller has delivered termination notices for the Service Contracts Purchaser has not elected to assume or is not obligated to assume pursuant to terms of the Agreement;

               7.3.10 Evidence of Payment of Broker's Commission. Written evidence that the Broker's commission payable upon the sale of the Property will be paid by the Title Company out of Seller's proceeds at Closing; and

               7.3.11 Rent Roll and Other Reports. A current Rent Roll in substantially the same form as provided to Seller prior to the Effective Date, as well as a current aged delinquency report and a current pre-paid rent report.

     7.4 Purchaser's Deliveries in Escrow. As of or prior to the Closing Date, Purchaser shall deliver in escrow to Escrow Agent the following:

               7.4.1 Bill of Sale, Assignment and Assumption. The Assignment, executed and acknowledged by Purchaser;

               7.4.2 ERISA Letter. A letter to Seller in the form of Exhibit C attached hereto duly executed by Purchaser, confirming that Purchaser is not acquiring the Property with the assets of an employee benefit plan as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA") and, in the event Purchaser is unable or unwilling to make such a representation, Purchaser shall be deemed to be in default hereunder, and Seller shall have the right to terminate this Agreement and to receive and retain the Earnest Money;

               7.4.3 Conveyancing or Transfer Tax Forms or Returns. Such conveyancing or transfer tax forms or returns, if any, as are required to be delivered or signed by Purchaser by applicable state and local law in connection with the conveyance of Real Property; and

               7.4.4 Additional Documents. Any additional documents that Seller, Escrow Agent or the Title Company may reasonably require for the proper consummation of the transaction contemplated by this Agreement (provided, however, no such additional document shall expand any obligation, covenant, representation or warranty of Purchaser or result in any new or additional obligation, covenant, representation or warranty of Purchaser under this Agreement beyond those expressly set forth in this Agreement).

     7.5 Closing Statements. As of or prior to the Closing Date, Seller and Purchaser shall deposit with Escrow Agent executed closing statements consistent with this Agreement in the form required by Escrow Agent.

     7.6 Purchase Price. At or before 3:00 p.m. local time on the Closing Date, Purchaser shall deliver to Escrow Agent the Purchase Price, less the Earnest Money that is applied to the Purchase Price, plus or minus applicable prorations, in immediate, same-day U.S. federal funds wired for credit into Escrow Agent's escrow account, which funds must be delivered in a manner to permit Escrow Agent to deliver good funds to Seller or its designee on the Closing Date (and, if requested by Seller, by wire transfer); in the event that Escrow Agent is unable to deliver good funds to Seller or its designee on the Closing Date, then the closing statements and related prorations will be revised as necessary.

     7.7 Possession. Seller shall deliver possession of the Property to Purchaser at the Closing subject only to the Permitted Exceptions.

     7.8 Delivery of Books and Records. After the Closing, Seller shall deliver to the offices of Purchaser's property manager or to the Real Property to the extent in Seller's or its property manager's possession or control, originals of the following: all Leases, Lease Files; License Agreements; maintenance records and warranties; plans and specifications; drawings, licenses, permits and certificates of occupancy; copies or originals of all books and records of account, contracts, and copies of correspondence with tenants and suppliers; receipts for deposits, unpaid bills and other papers or documents which pertain to the Property; all advertising materials; booklets; keys; and other items, if any, used in the operation of the Property.

     7.9 Notice to Tenants. Seller and Purchaser shall each execute, and Purchaser shall deliver to each tenant immediately after the Closing, a notice regarding the sale in substantially the form of Exhibit D attached hereto, or such other form as may be required by applicable state law. This obligation on the part of Purchaser shall survive the Closing.

                  ARTICLE 8 - Prorations, Deposits, Commissions

     8.1 Prorations. At Closing, the following items shall be prorated as of the date of Closing, with all items of income and expense for the Property being borne by Purchaser from and after (but including) the date of Closing: collected rents, fees and other income received from tenants under Leases or licensees under License Agreements (collectively, "Tenant Receivables") and other income that has been collected by Seller as of Closing; fees and assessments; prepaid expenses and obligations and any credits under Service Contracts; accrued operating expenses; real and personal ad valorem taxes ("Taxes"); and any assessments by private covenant for the then-current calendar year of Closing. Specifically, the following shall apply to such prorations and to post-Closing collections and allocations:

               8.1.1 Taxes. If Taxes for the year of Closing are not known or cannot be reasonably estimated, Taxes shall be prorated based upon the tax rates for the year prior to Closing multiplied by the assessed value of the Property in the year in which the Closing occurs. Taxes payable during the year in which the Closing occurs are thereafter determined to be more or less than the Taxes payable during the preceding year, Seller and Purchaser shall promptly adjust the proration of such Taxes and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment.

               8.1.2 Utilities. Purchaser shall take all steps necessary to effectuate the transfer of all utilities to Purchaser's name as of the Closing Date and Seller will reasonably cooperate with such transfer; where necessary, Purchaser shall post deposits with the utility companies. Seller shall ensure that all utility meters are read as of the Closing Date. Seller shall be entitled to recover any and all deposits held by any utility company as of the Closing Date.

               8.1.3 Tenant Receivables. Tenant Receivables and other income from the Property not collected by Seller as of Closing shall not be prorated between Seller and Purchaser at Closing but shall be apportioned after Closing on the basis of the period for which same are applicable, as follows: All Tenant Receivables and other income collected after Closing shall be allocated (i) first, to Tenant Receivables and/or other income due for the month during which the Closing occurs (and shall be allocated between Seller and Purchaser as if same had been prorated at Closing), (ii) second, to Tenant Receivables and/or other income due for other periods of time after Closing, and (iii) finally, to Tenant Receivables and/or other income due for any periods of time before Closing. In the event Purchaser receives Tenant Receivables or other income after Closing to which Seller is entitled as provided above, Purchaser agrees to hold said funds in trust for Seller and to promptly remit said funds to Seller. Seller shall have the right to pursue the collection of delinquent Tenant Receivables and other delinquent income from the Property for a period of one (1) year after Closing without prejudice to Seller's rights or Purchaser's obligations hereunder; provided that Seller may not bring eviction proceedings in the pursuit of such collection. In the event Seller receives Tenant Receivables or other income after Closing to which Purchaser is entitled as provided above, Seller agrees to hold such funds in trust for Purchaser and to promptly remit said funds to Purchaser. The provisions of this Subsection 8.1.3 shall survive the Closing.

               8.1.4 Homeowner's Association Dues. If Homeowner's Association Dues for the year of Closing are not known or cannot be reasonably estimated, then Homeowner's Association Dues shall be prorated based on such dues for the year prior to Closing. If Homeowner's Association Dues payable during the year in which the Closing occurs are thereafter determined to be more or less than Homeowner's Association Dues payable during the preceding year, Seller and Purchaser shall promptly adjust the proration of such Homeowner's Association Dues and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment.

     8.2 Closing Costs. Closing costs shall be allocated between Seller and Purchaser in accordance with Section 1.2.

     8.3 Final Adjustment After Closing. If final bills are not available or cannot be issued prior to Closing for any item being prorated under Section 8.1, then Purchaser and Seller agree to allocate such items on a fair and equitable basis as soon as such bills are available, final adjustment to be made as soon as reasonably possible after the Closing. Payments in connection with the final adjustment shall be due within thirty (30) days of written notice. All such rights and obligations shall survive the Closing.

     8.4 Tenant Deposits. All tenant and licensee security deposits collected and not applied by Seller (and interest thereon if required by law or contract) shall be transferred or credited to Purchaser at Closing. As of the Closing, Purchaser shall assume Seller's obligations related to tenant and licensee security deposits, but only to the extent they are credited or transferred to Purchaser.

     8.5 Commissions. Seller shall be responsible to Broker for a real estate sales commission at Closing (but only in the event of a Closing in strict accordance with this Agreement) in accordance with a separate agreement between Seller and Broker. Broker may share its commission with any other licensed broker involved in this transaction, but the payment of the commission by Seller to Broker shall fully satisfy any obligations of Seller to pay a commission hereunder. Under no circumstances shall Seller owe a commission or other compensation directly to any other broker, agent or person. Any cooperating broker shall not be an affiliate, subsidiary or related in any way to Purchaser. Other than as stated above in this Section 8.5, Seller and Purchaser each represent and warrant to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any other person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing.


                   ARTICLE 9 - Representations and Warranties

     9.1 Seller's Representations and Warranties. Seller represents and warrants to Purchaser that:

               9.1.1 Organization and Authority. Seller has been duly organized, is validly existing, and is in good standing in the state in which it was formed. Seller has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Seller at the Closing will be, authorized and executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Seller, enforceable in accordance with their terms.

               9.1.2 Conflicts and Pending Actions. There is no agreement to which Seller is a party or, to Seller's knowledge, that is binding on Seller which is in conflict with this Agreement. To Seller's knowledge, Seller is not in default under any agreement related to the Property. To Seller's knowledge, there is no action or proceeding pending or threatened in writing against Seller relating to the Property except as set forth on Exhibit G.

               9.1.3  Service  Contracts  and  License  Agreements.  To Seller's
          knowledge, the list of Service Contracts and License Agreements attached to this Agreement as Exhibit H is a correct and complete list of all Service Contracts and License Agreements affecting the Property.

               9.1.4 Notices from Governmental Authorities. To Seller's knowledge, Seller has not received from any governmental authority or quasi-governmental authority (including any applicable Valley Ranch association) written notice of any material violation of any laws or restrictions applicable (or alleged to be applicable) to the Real Property, or any part thereof, that has not been corrected, except as may be set forth in Exhibit I.

               9.1.5 Bankruptcy. There is not pending any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or recomposition of Seller under any law relating to bankruptcy, insolvency, reorganization or the relief of debtors, or seeking the appointment of a receiver, trustee, custodian or similar official for the Seller or the Property.

               9.1.6 Environmental Reports. To Seller's knowledge except as set forth on Exhibit J there are no environmental reports which have been conducted with respect to the Property.

               9.1.7 Other Third-Party Reports. To Seller's knowledge Seller has
          delivered  to  Purchaser  all  third-party   reports  required  to  be
          delivered by Seller under the terms of this Agreement.

               9.1.8 Labor Union Contracts. Seller is not a party to any contract with any labor union that covers the Property or any operations thereof. Purchaser shall not have any obligation to continue to employ any persons presently employed by Seller at the Property.

               9.1.9 Options; Right of First Refusal, Etc. There are no options to purchase, rights of first refusal or any other purchase rights in favor of any third parties with respect to the Property.

               9.1.10 Rent Roll. To Seller's knowledge, the Rent Roll that has been delivered to Purchaser pursuant to Section 4.1 and that will be delivered to Purchaser pursuant to Section 7.3.11 are the same Rent Rolls maintained in the ordinary course of business for the Property. To Seller's knowledge, as of the date of the applicable Rent Roll, there are no other leases except those shown on the Rent Roll. To Seller's knowledge, (a) except as disclosed in the Property Documents, Seller has not sent written notice to any current tenant of the Property, nor has Seller received any written notice from any such tenant, claiming that such tenant, or Seller, as the case may be, is in default, which default remains uncured; (b) except as set forth on the Rent Roll, there are no security deposits or other deposits (including last month's rent and pet deposits); (c) except as set forth on the aged delinquency report delivered to Purchaser, there are no rent delinquencies; and (d) no rent has been paid more than thirty
          (30) days in advance under any Lease other than as shown on the Rent Roll. Seller hereby agrees to be responsible for any leasing commissions due with regard to the execution of any new lease or the renewal or extension of any current Lease prior to the Closing Date.

     9.2 Purchaser's Representations and Warranties. Purchaser represents and warrants to Seller that:

               9.2.1 Organization and Authority. Purchaser has been duly organized and is validly existing as a corporation in good standing in the State of Delaware and is qualified to do business in the state in which the Real Property is located. Purchaser has the full right and authority and has obtained any and all consents required to enter into this Agreement and to consummate or cause to be consummated the transactions contemplated hereby. This Agreement has been, and all of the documents to be delivered by Purchaser at the Closing will be, authorized and properly executed and constitute, or will constitute, as appropriate, the valid and binding obligation of Purchaser, enforceable in accordance with their terms.

               9.2.2 Conflicts and Pending Action. There is no agreement to which Purchaser is a party or to Purchaser's knowledge binding on Purchaser which is in conflict with this Agreement. There is no action or proceeding pending or, to Purchaser's knowledge, threatened against Purchaser which challenges or impairs Purchaser's ability to execute or perform its obligations under this Agreement.

     9.3 Survival of Representations and Warranties. The representations and warranties set forth in this Article 9 are made as of the Effective Date and are remade as of the Closing Date and shall not be deemed to be merged into or waived by the instruments of Closing, but shall survive the Closing for a period of nine (9) months (the "Survival Period"). Terms such as "to Seller's knowledge," "to the best of Seller's knowledge" or like phrases mean the actual present and conscious awareness or knowledge of Mark Walcott, asset manager of the Property ("Asset Manager's Employee"), Scott Ferguson and Roger Beless, without any duty of inquiry or investigation; provided that so qualifying Seller's knowledge shall in no event give rise to any personal liability on the part of Asset Manager's Employee, Scott Ferguson, Roger Beless or any other officer or employee of Seller or its Asset Manager, on account of any breach of any representation or warranty made by Seller herein. Said terms do not include constructive knowledge, imputed knowledge, or knowledge Seller or such persons do not have but could have obtained through further investigation or inquiry. No broker, agent, or party other than Seller is authorized to make any representation or warranty for or on behalf of Seller. Each party shall have the right to bring an action against the other on the breach of a representation or warranty hereunder, but only on the following conditions: (i) the party bringing the action for breach first becomes actually, presently and consciously aware of the breach after Closing and files such action within the Survival Period, and
(ii) neither party shall have the right to bring a cause of action for a breach of a representation or warranty unless the damage to such party on account of such breach (individually or when combined with damages from other breaches) equals or exceeds $5,000.00. Neither party shall have any liability after Closing for the breach of a representation or warranty hereunder of which the other party hereto had knowledge as of Closing. Furthermore, Purchaser agrees that the maximum liability of Seller for the alleged breach of any or all representations or warranties set forth in this Agreement is limited to $500,000.00. The provisions of this Section 9.3 shall survive the Closing. Any breach of a representation or warranty that occurs prior to Closing shall be governed by Article 10.

                        ARTICLE 10 - Default and Remedies

     10.1 Seller's Remedies. If Purchaser fails to perform its obligations pursuant to this Agreement at or prior to Closing for any reason except failure by Seller to perform hereunder, or if prior to Closing any one or more of Purchaser's representations or warranties are breached in any material respect, and if said failure or breach continues for more than five (5) days after written notice thereof, Seller shall be entitled, as its sole and exclusive remedy at law and in equity (except as provided in Sections 4.11, 8.5, 10.3 and
10.4 hereof), to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder. Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult, if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of such damages to be certain. Notwithstanding anything in this Section 10.1 to the contrary, if the default by Purchaser (i) does not adversely affect Purchaser's ability to close on the purchase of the Property in accordance with the terms of this Agreement, (ii) is a default that cannot be cured due to the passage of a time deadline, and (iii) is a default that does not prejudice Seller's rights under this Agreement (e.g., the failure of Purchaser to deliver a copy of a report to Seller by an applicable deadline when delivery of said report to Seller after the deadline does not prejudice Seller's rights hereunder) (a "Non-Material Default"), then Purchaser shall use diligent efforts to remedy said Non-Material Default, to the extent possible, as soon as reasonably possible, and so long as Purchaser continues to diligently attempt to remedy said Non-Material Default, and so long as the Closing is not delayed more than ten (10) days from the originally scheduled Closing Date, then Seller shall have no right to terminate this Agreement or receive the Earnest Money as a result of said Non-Material Default (although Seller shall at all times have its rights and remedies under this
Section 10.1 for any default by Purchaser that is not a Non-Material Default). Notwithstanding anything in this Section 10.1 or in Exhibit E to the contrary, in the event of Purchaser's default or a termination of this Agreement, Seller shall have all remedies available at law or in equity in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property, and in said event Seller shall not be required to submit such matter to arbitration as contemplated by Exhibit E, provided that Seller shall have no such rights if such actions are taken by Purchaser in furtherance of a specific performance action. In all other events Seller's remedies shall be limited to those described in this Section 10.1 and Sections 4.11, 8.5, 10.3 and 10.4 hereof.

     10.2 Purchaser's Remedies. If Seller fails to perform its obligations pursuant to this Agreement at or prior to Closing for any reason except failure by Purchaser to perform hereunder, or if prior to Closing any one or more of Seller's representations or warranties are breached in any material respect, and if said failure or breach continues for more than five (5) days after written notice thereof, Purchaser shall elect, as its sole remedy, either to (i) terminate this Agreement by giving Seller timely written notice of such election prior to or at Closing and recover the Earnest Money, (ii) enforce specific performance (in which event Purchaser shall not be required to submit such matter to arbitration as contemplated by Exhibit E, or (iii) waive said failure or breach and proceed to Closing. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before thirty (30) days following the scheduled Closing Date or, having given such notice, fails to file a lawsuit asserting such claim or cause of action in the county in which the Property is located within three (3) months following the scheduled Closing Date. Purchaser's remedies shall be limited to those described in this Section 10.2 and Sections 10.3 and 10.4 hereof. If, however, the equitable remedy of specific performance is not available, Purchaser may seek any other right or remedy available at law or in equity; provided, however, that in no event shall Seller's liability exceed $1,000,000.00. For purposes of this provision, specific performance shall be considered not available to Purchaser only if a court of competent jurisdiction determines conclusively that due solely to the actions or omissions of Seller, Purchaser is entitled to specific performance on the merits of its claim but said court is unable to enforce specific performance due to reasons beyond the control of the court, and the appeal period with respect to such determination has expired or an appeal has been denied, whichever is earlier. IN NO EVENT SHALL SELLER'S DIRECT OR INDIRECT PARTNERS, SHAREHOLDERS, OWNERS OR AFFILIATES, ANY OFFICER, DIRECTOR, EMPLOYEE OR AGENT OF THE FOREGOING, OR ANY AFFILIATE OR CONTROLLING PERSON THEREOF HAVE ANY LIABILITY FOR ANY CLAIM, CAUSE OF ACTION OR OTHER LIABILITY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE PROPERTY, WHETHER BASED ON CONTRACT, COMMON LAW, STATUTE, EQUITY OR OTHERWISE.

     10.3 Attorneys' Fees. In the event either party hereto employs an attorney in connection with claims by one party against the other arising from the operation of this Agreement, the non-prevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees, incurred in connection with such transaction.

     10.4 Other Expenses. If this Agreement is terminated due to the default of a party, then the defaulting party shall pay any fees or charges due to Escrow Agent for holding the Earnest Money as well as any escrow cancellation fees or charges and any fees or charges due to the Title Company for preparation and/or cancellation of the Title Commitment.


                 ARTICLE 11 - Disclaimers, Release and Indemnity

     11.1 Disclaimers By Seller. Except as expressly set forth in this Agreement, it is understood and agreed that Seller and Asset Manager have not at any time made and are not now making, and they specifically disclaim, any warranties or representations of any kind or character, express or implied, with respect to the Property, including, but not limited to, warranties or representations as to (i) matters of title; (ii) environmental matters relating to the Property or any portion thereof, including, without limitation, the presence of Hazardous Materials in, on, under or in the vicinity of the Property, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water, and geologic faults and the resulting damage of past and/or future faulting, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, wetlands, flood prone area, flood plain, floodway or special flood hazard, (v) drainage, (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) the presence of endangered species or any environmentally sensitive or protected areas, (viii) zoning or building entitlements to which the Property or any portion thereof may be subject, (ix) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (x) usages of adjoining property, (xi) access to the Property or any portion thereof, (xii) the value, compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, or any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xiii) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, fire or zoning ordinances, codes or other similar laws, (xiv) the existence or non-existence of underground storage tanks, surface impoundments, or landfills,
(xv) the merchantability of the Property or fitness of the Property for any particular purpose, (xvi) the truth, accuracy or completeness of the Property Documents, (xvii) tax consequences, or (xviii) any other matter or thing with respect to the Property.

     11.2 Sale "As Is, Where Is." Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property "AS IS, WHERE IS, WITH ALL FAULTS," except to the extent expressly provided otherwise in this Agreement and any document executed by Seller and delivered to Purchaser at Closing. Except as expressly set forth in this Agreement, Purchaser has not relied and will not rely on, and Seller has not made and is not liable for or bound by, any express or implied warranties, guarantees, statements, representations or information pertaining to the Property or relating thereto (including specifically, without limitation, Property information packages distributed with respect to the Property) made or furnished by Seller, the Asset Manager of the Property, or any real estate broker, agent or third party representing or purporting to represent Seller, to whomever made or given, directly or indirectly, orally or in writing. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that, except as expressly set forth in this Agreement, it is relying solely on its own expertise and that of Purchaser's consultants in purchasing the Property and shall make an independent verification of the accuracy of any documents and information provided by Seller. Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. By failing to terminate this Agreement prior to the expiration of the Inspection Period, Purchaser acknowledges that Seller has afforded Purchaser a full opportunity to conduct such investigations of the Property as Purchaser deemed necessary to satisfy itself as to the condition of the Property and the existence or non-existence or curative action to be taken with respect to any Hazardous Materials on or discharged from the Property, and will rely solely upon same and not upon any information provided by or on behalf of Seller or its agents or employees with respect thereto, other than such representations, warranties and covenants of Seller as are expressly set forth in this Agreement. Upon Closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical or construction defects or adverse environmental, health or safety conditions, may not have been revealed by Purchaser's inspections and investigations.

Purchaser's Initials____________

     11.3 Seller Released from Liability. Purchaser acknowledges that it will have the opportunity to inspect the Property during the Inspection Period, and during such period, observe its physical characteristics and existing conditions and the opportunity to conduct such investigation and study on and of the Property and adjacent areas as Purchaser deems necessary, and Purchaser hereby FOREVER RELEASES AND DISCHARGES Seller and Asset Manager from all responsibility and liability, including without limitation, liabilities under the Comprehensive Environmental Response, Compensation and Liability Act Of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), regarding the condition, valuation, salability or utility of the Property, or its suitability for any purpose whatsoever (including, but not limited to, with respect to the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or other materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines, and any structural and geologic conditions, subsurface soil and water conditions and solid and hazardous waste and Hazardous Materials on, under,  adjacent to or otherwise  affecting  the  Property).  Purchaser  further hereby WAIVES (and by Closing this transaction will be deemed to have WAIVED) any and all objections and complaints (including, but not limited to, federal, state and local statutory and common law based actions, and any private right of action under any federal, state or local laws, regulations or guidelines to which the Property is or may be subject, including, but not limited to, CERCLA) concerning the physical characteristics and any existing conditions of the Property. Purchaser further hereby assumes the risk of changes in applicable laws and regulations relating to past, present and future environmental conditions on the Property and the risk that adverse physical characteristics and conditions, including, without limitation, the presence of Hazardous Materials or other contaminants, may not have been revealed by its investigation. The foregoing notwithstanding, nothing in this Section 11.3 shall prevent Purchaser from asserting that Seller is the proper defendant or party with respect to a Third Party Claim (defined below) against Purchaser and joining Seller in an action related to any such Third Party Claim. As used herein, the term "Third Party Claim" shall mean a suit, claim, or demand made by any unrelated third-party person or entity against Purchaser which arises from any act or event occurring or arising on the Property during the period of Seller's ownership of the Property and for which Seller would otherwise be liable (except to the extent Purchaser is responsible for same in accordance with Section 4.10).

     11.4 "Hazardous Materials" Defined. For purposes hereof, "Hazardous Materials" means "Hazardous Material," "Hazardous Substance," "Pollutant or Contaminant," and "Petroleum" and "Natural Gas Liquids," as those terms are defined or used in Section 101 of CERCLA, and any other substances regulated because of their effect or potential effect on public health and the environment, including, without limitation, PCBs, lead paint, asbestos, urea formaldehyde, radioactive materials, putrescible materials, and infectious materials.

     11.5 [Intentionally deleted.]

     11.6 Survival. The terms and conditions of this Article 11 shall expressly survive the Closing, not merge with the provisions of any closing documents and shall be incorporated into the Deed.

     Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimers and other agreements set forth above.


                           ARTICLE 12 - Miscellaneous

     12.1 Parties Bound; Assignment. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may assign its rights under this Agreement upon the following conditions: (i) the assignee of Purchaser must be an affiliate of Purchaser or an entity controlling, controlled by, or under common control with Purchaser, or an affiliate of Purchaser, (ii) the assignee of Purchaser shall assume all obligations of Purchaser hereunder, but Purchaser shall remain primarily liable for the performance of Purchaser's obligations, and (iii) a copy of the fully executed written assignment and assumption agreement shall be delivered to Seller at least five (5) days prior to Closing.

     12.2 Headings. The article, section, subsection, paragraph and/or other headings of this Agreement are for convenience only and in no way limit or enlarge the scope or meaning of the language hereof.

     12.3 Invalidity and Waiver. If any portion of this Agreement is held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be deemed valid and operative, and, to the greatest extent legally possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The failure by either party to enforce against the other any term or provision of this Agreement shall not be deemed to be a waiver of such party's right to enforce against the other party the same or any other such term or provision in the future.

     12.4 Governing Law. This Agreement shall, in all respects, be governed, construed, applied, and enforced in accordance with the law of the state in which the Real Property is located.

     12.5 Survival. The provisions of this Agreement that expressly contemplate performance after the Closing shall survive the Closing and shall not be deemed to be merged into or waived by the instruments of Closing.

     12.6 Entirety and Amendments. This Agreement embodies the entire agreement between the parties and supersedes all prior agreements and understandings relating to the Property. This Agreement may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     12.7 Time. Time is of the essence in the performance of this Agreement.

     12.8 Confidentiality. Purchaser shall make no public announcement or disclosure of any information related to this Agreement to outside brokers or third parties, before or after the Closing, without the prior written specific consent of Seller; provided, however, that Purchaser may, subject to the provisions of Section 4.7, make disclosure of this Agreement to its Permitted Outside Parties as necessary to perform its obligations hereunder and as may be required under laws or regulations applicable to Purchaser.

     12.9 Notices. All notices required or permitted hereunder shall be in writing and shall be served on the parties at the addresses set forth in Section
1.3. Any such notices shall, unless otherwise provided herein, be given or served (i) by depositing the same in the United States mail, postage paid, certified and addressed to the party to be notified, with return receipt requested, (ii) by overnight delivery using a nationally recognized overnight courier, (iii) by personal delivery, or (iv) by facsimile, evidenced by confirmed receipt. Notice deposited in the mail in the manner hereinabove described shall be effective on the third (3rd) business day after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified between the hours of 7:00 a.m. and 6:00 p.m. of any business day with delivery made after such hours to be deemed received the following business day. A party's address may be changed by written notice to the other party; provided, however, that no notice of a change of address shall be effective until actual receipt of such notice. Copies of notices are for informational purposes only, and a failure to give or receive copies of any notice shall not be deemed a failure to give notice. Notices given by counsel to the Purchaser shall be deemed given by Purchaser and notices given by counsel to the Seller shall be deemed given by Seller.

     12.10 Construction. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and agree that the normal rule of construction - to the effect that any ambiguities are to be resolved against the drafting party - shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

     12.11 Calculation of Time Periods. Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is a Saturday, Sunday or legal holiday for national banks in the location where the Property is located, in which event the period shall run until the end of the next day which is neither a Saturday, Sunday, or legal holiday. The last day of any period of time described herein shall be deemed to end at 5:00 p.m. local time in the state in which the Real Property is located.

     12.12 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of such counterparts shall constitute one Agreement. To facilitate execution of this Agreement, the parties may execute and exchange by telephone facsimile counterparts of the signature pages, provided that executed originals thereof are forwarded to the other party on the same day by any of the delivery methods set forth in Section 12.9 other than facsimile.

     12.13 No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto, and any such recordation of this Agreement or memorandum or affidavit by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon Seller shall have the remedies set forth in Section 10.1 hereof.

     12.14 Further Assurances. In addition to the acts and deeds recited herein and contemplated to be performed, executed and/or delivered by either party at Closing, each party agrees to perform, execute and deliver, but without any obligation to incur any additional liability or expense, on or after the Closing any further deliveries and assurances as may be reasonably necessary to consummate the transactions contemplated hereby or to further perfect the conveyance, transfer and assignment of the Property to Purchaser.

     12.15 Discharge of Obligations. The acceptance of the Deed by Purchaser shall be deemed to be a full performance and discharge of every representation and warranty made by Seller herein and every agreement and obligation on the part of Seller to be performed pursuant to the provisions of this Agreement, except those which are herein specifically stated to survive Closing.

     12.16 ERISA. Under no circumstances shall Purchaser have the right to assign this Agreement to any person or entity owned or controlled by an employee benefit plan if Seller's sale of the Property to such person or entity would, in the reasonable opinion of Seller's ERISA advisors or consultants, create or otherwise cause a "prohibited transaction" under ERISA. In the event Purchaser assigns this Agreement or transfers any ownership interest in Purchaser, and such assignment or transfer would make the consummation of the transaction hereunder a "prohibited transaction" under ERISA and necessitate the termination of this Agreement then, notwithstanding any contrary provision which may be contained herein, Seller shall have the right to terminate this Agreement.

     12.17 No Third Party Beneficiary. The provisions of this Agreement and of the documents to be executed and delivered at Closing are and will be for the benefit of Seller, Asset Manager and Purchaser only and are not for the benefit of any third party (other than Asset Manager), and accordingly, no third party (other than Asset Manager) shall have the right to enforce the provisions of this Agreement or of the documents to be executed and delivered at Closing.

     12.18 Asset Manager: Designated Representative. Seller has engaged Archon Group, L.P. or affiliated companies ("Asset Manager") to provide certain asset management services with respect to the Property, including acting as a liaison between Seller and Purchaser in connection with the Property and this Agreement. The Asset Manager will appoint one or more representatives ("Designated Representative(s)") to deal with Purchaser. Whenever any approval, acceptance, consent, direction or action of Seller is required pursuant to this Agreement, Purchaser shall send to the Designated Representative a written notice requesting same, which notice shall: (i) describe in detail the matter for which such approval, acceptance, consent, direction or other action of Seller is requested; (ii) be accompanied by a copy of any contract, agreement or other document to be executed by Seller evidencing such approval, consent, acceptance, direction or action of Seller; and (iii) be accompanied by such other documents, written explanations and information as may be reasonably necessary to explain the request fully and completely. The Asset Manager will communicate Seller's response to any such requests to Purchaser.

     12.19 Mandatory Arbitration. The parties have agreed to submit certain disputes to mandatory arbitration in accordance with the provisions of Exhibit E attached hereto and made a part hereof for all purposes.

     12.20 Tax Structure. Notwithstanding anything herein to the contrary, each of the parties to the proposed transactions described herein (and each employee, representative or other agent thereof) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions described herein and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure. However, any information relating to the tax treatment or tax structure shall remain subject to the confidentiality provisions hereof (and the foregoing sentence shall not apply) to the extent reasonably necessary to enable the parties, their respective affiliates, and their respective affiliates' directors and employees to comply with applicable securities laws. For this purpose, "tax structure" means any facts relevant to the US federal income tax treatment of the proposed transaction but does not include the identity of the parties or their respective affiliates.

     12.21 Cross-Default to Related Transaction; Seller Termination Right. Purchaser and a related entity to Seller, WHCO II Real Estate Limited Partnership ("Seller's Affiliate"), have entered into an Agreement of Purchase and Sale concerning certain real property known as "The Karrington Apartments" located in Dallas County, Texas (the "Related Contract"). Purchaser acknowledges that Seller and Seller's Affiliate intend to sell the Property and the property covered by the Related Contract together. Accordingly, anything herein to the contrary notwithstanding, a default by Purchaser under the Related Contract shall constitute a default by Purchaser hereunder (permitting Seller to avail itself of the remedies set forth in Section 10.1 hereof). Additionally, if Purchaser terminates the Related Contract prior to the end of the Inspection Period thereunder (as defined in Section 1.1.13 of the Related Contract) or pursuant to any other right to terminate set forth in the Related Contract except for Seller's default or failure of a Closing condition, then Seller may, at its option but without obligation, terminate this Agreement by written notice to Purchaser at anytime within five (5) business days after termination of the Related Contract, in which event the Earnest Money less the Non-Refundable
Earnest Money shall be returned to Purchaser and the parties shall have no further rights or obligations hereunder except for those that expressly survive the termination hereof.

     12.22 Post-Closing Audit Rights. If, after Closing, Purchaser is required to have the Property audited under the regulations of the Securities and Exchange Commission or other federal laws and regulations applicable to Purchaser, then Purchaser, at any time within two (2) years after Closing, shall have the right to conduct an audit of certain books and records of Seller relating to the operations and financial results of the Property for the calendar years of 2000, 2001 and 2002; provided, however, Seller shall not be required to maintain any books, records or materials that Seller does not maintain in the ordinary course of business. Additionally, anything herein to the contrary notwithstanding, Seller shall be entitled to redact any confidential non-financial information from the books, records or materials provided to Purchaser or its auditors. All costs incurred as a result of Purchaser undertaking such audit shall be borne exclusively by Purchaser. All such audit activities shall be conducted at Seller's or its agent's place of business in a commercially reasonable fashion, with as little interruption of Seller's business as is reasonably possible, during normal business hours and upon fifteen (15) days' prior notice from Purchaser to Seller, and shall be without representation or warranty by, or recourse against, Seller. Further, Purchaser and its accountants shall maintain the confidentiality of such books, records and materials in accordance with Section 4.7. Purchaser further agrees to indemnify, defend and hold harmless Seller from any claim, damage, loss, or liability to which Seller is at any time subjected by any person who is not a party to this Agreement as a result of Seller's compliance with this Section
12.22.  After the
expiration of one (1) year after Closing, Purchaser's audit rights under this paragraph shall terminate. This Section 12.22 shall survive Closing.



                    [SIGNATURE PAGES AND EXHIBITS TO FOLLOW]

                         SIGNATURE PAGE TO AGREEMENT OF
                                PURCHASE AND SALE
                                 BY AND BETWEEN
                      WHCO REAL ESTATE LIMITED PARTNERSHIP,
                         a Delaware limited partnership,
                                       and
                       BERKSHIRE INCOME REALTY - OP, L.P.,
                         a Delaware limited partnership


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year written below.


                                                     SELLER:

                                           WHCO REAL ESTATE LIMITED PARTNERSHIP,
                                           a Delaware limited partnership

                                           By: WHRB Gen-Par, Inc.
                                               a Delaware corporation,
                                               its general partner


Date executed by Seller:                   By: /s/ Roger Beless
   October 16, 2003                            ---------------------------------
-----------------------                    Name: Roger Beless
                                                --------------------------------
                                           Title: Assistant Vice President
                                                 -------------------------------


                                                     PURCHASER:

                                           BERKSHIRE INCOME REALTY - OP, L.P.,
                                           a Delaware limited partnership

                                           By:  Berkshire Income Realty, Inc.,
                                                a Maryland corporation,
                                                its general partner


Date executed by Purchaser:                By: /s/ David C. Quade
   October 16, 2003                          -----------------------------------
--------------------------                 Name: David C. Quade
                                                --------------------------------
                                           Title: President
                                                 -------------------------------